EXHIBIT 10.8
FORM OF
RESTRICTED STOCK AGREEMENT
     This agreement (this “Agreement”) is made as of ____, 200__by and between I-Flow Corporation (the “Company”) and the undersigned employee of the Company.
     WHEREAS, on ____, 200__(the “Grant Date”), you were granted _______shares of restricted common stock pursuant to the I-Flow Corporation 2001 Equity Incentive Plan (the “Plan”).
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Restrictions. The shares granted to you on the Grant Date (the “Shares”) are subject to the limitations that are set forth in this Agreement and in the Plan. Without limiting the foregoing, the Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the earlier of (the “Vesting Date”): [insert vesting terms].
     2. Repurchase. In the event that, between the Grant Date and the Vesting Date, you cease to be an employee of the Company, the Shares will be repurchased by the Company on the date of termination of your service for $0.001 per Share, without interest or premium.
     3. Legend. The certificates representing the Shares shall bear a legend in substantially the following form:
The securities evidenced by this certificate are subject to certain limitations on transfer and other restrictions as set forth in that certain Restricted Stock Agreement, dated as of ___, 200__, between the Company and the holder of such securities and the [name of plan] (copies of which are available for inspection at the offices of the Company).
     4. Custody of Shares. You agree that the Company will cause its transfer agent to issue physical certificates in your name (or the name of your designee, if directed by you), but that the certificates will be held by the Company in escrow until the Vesting Date.
     5. Consideration for Shares. The consideration given by you for the Shares is deemed to be the services previously provided by you to the Company and shall, for purposes of the Delaware General Corporation Law, be deemed to be equal to at least $0.001 per Share.
     6. Stock Ownership Guidelines. You acknowledge and agree that the Shares are subject to the Stock Ownership Guidelines adopted by the Board of Directors of the Company, as they may be amended from time to time, and that such guidelines may impose additional restrictions on or conditions to your disposition of the Shares.
     7. Miscellaneous.
          (a) Entire Agreement. This Agreement and the Plan together constitute the entire agreement regarding the Shares, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the parties with respect to the subject matter of this Agreement. This Agreement shall be binding upon and inure solely to the benefit of each of the parties and their respective successors and assigns.
          (b) Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party hereto.
          (c) Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of California.
          (d) Share Amounts. All share amounts in this Agreement shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split, stock dividend or other similar transaction with respect to Company common stock or any similar change in capitalization with respect to the Company that occurs during the term of this Agreement.
          (e) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.
     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first hereinabove set forth.

I-Flow Corporation
By:
Name:
Title:

Employee

Signature

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